UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       -------------------------------------------------------------------

         Date of Report (Date of earliest event reported): April 6, 2005

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.
                   ------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           NEVADA                        000-50073               87-0576481
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
      of incorporation)                                      Identification No.)


                2200 Powell Street, Suite 675
                   Emeryville, California                     94608
                -----------------------------               ----------
          (Address of principal executive offices)          (Zip Code)


       Registrant's telephone number, including area code: (510) 601-2000



                   ------------------------------------------
          (Former name or former address, if changed since last report)


================================================================================


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 DFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4  (c)  under  the
    Exchange Act (17 CFR 240.13e-4(c))

                          CURRENT REPORT ON FORM 8-K/A
                                (AMENDMENT NO. 2)

                   LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.


                                EXPLANATORY NOTE:

         This Amendment No. 2 on Form 8-K/A amends the Current Report on Form 8-K/A, Amendment No. 1, dated April 6, 2005, of Lighten Up Enterprises International, Inc., a Nevada Corporation ("Registrant"), filed with the Securities and Exchange Commission ("SEC") on June 3, 2005, which amended the Current Report on Form 8-K dated April 6, 2005 of the Registrant filed with the SEC on April 8, 2005. This Amendment No. 2 is being filed to file the financial statements and pro forma financial information of Bionovo, Inc. not previously filed.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. In accordance with Item 9.01(a), attached hereto are the audited financial statements of Bionovo, Inc. for the fiscal years ended December 31, 2004 and 2003.

         (b) PRO FORMA FINANCIAL INFORMATION. In accordance with Item 9.01(b), attached hereto are the pro forma financial statements of Bionovo, Inc.

         (c)      EXHIBITS.

         The exhibits listed in the following Exhibit Index are filed as part of this Report.

    EXHIBIT NO.                           DESCRIPTION
    -----------                           -----------

       2.1 Agreement of Merger and Plan of Reorganization, dated as of April 6, 2005, among Lighten Up Enterprises International, Inc., LTUP Acquisition Corp. and Bionovo, Inc. (incorporated herein by reference from Exhibit 2.1 to the Registrant's Form 8-K filed with the SEC on April 8, 2005)

       3.1(i) Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(i) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.1(ii) Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(ii) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.1(iii) Certificate of Amendment to Restated and Amended Articles of Incorporation of the Registrant (incorporated herein by reference from Exhibit 3.1(iii) to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       3.2 By-laws of the Registrant (incorporated herein by reference from Exhibit 3.2 to the Registrant's Form 10-SB filed with the SEC on November 7, 2002)

       4.1 Form of Private Placement Warrant (incorporated herein by reference from Exhibit 4.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

      10.1 Form of Private Placement Subscription Agreement (incorporated herein by reference from Exhibit 10.1 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

      10.2 Form of Private Placement Investor Questionnaire (incorporated herein by reference from Exhibit 10.2 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

      10.3        Form  of  Private  Placement   Registration  Rights  Agreement
                  (incorporated herein by reference from Exhibit 10.3 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

      10.4        Form  of  Private  Placement   Acknowledgement  and  Amendment
                  (incorporated herein by reference from Exhibit 10.4 to the Registrant's Form 8-K filed with the SEC on May 11, 2005)

      10.5 Registration Rights Agreement, dated September 30, 2004 (incorporated herein by reference from Exhibit 10.5 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.6 Stock Incentive Plan, as amended (incorporated herein by reference from Exhibit 5 to the Registrant's Schedule 14C filed with the SEC on June 3, 2005)

      10.7 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Isaac Cohen (incorporated herein by reference from Exhibit 10.7 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.8 Assignment and Assumption Agreement, dated April 6, 2005, among Registrant, Bionovo, Inc. and Isaac Cohen regarding Employment Agreement (incorporated herein by reference from Exhibit 10.8 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.9 Employment Agreement, dated July 1, 2004, between Bionovo, Inc. and Mary Tagliaferri (incorporated herein by reference from Exhibit 10.9 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.10       Assignment  and  Assumption  Agreement,  dated  April 6, 2005, among  the  Registrant,  Bionovo,  Inc.  and Mary  Tagliaferri
                  regarding Employment Agreement (incorporated herein by reference from Exhibit 10.10 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

      10.11 Licensing and Technology Transfer Agreement, dated November 6, 2003, between Bionovo, Inc. and United Biotech Corporation (certain terms of this agreement have been omitted and are subject to a request for confidential treatment with the SEC) (to be filed by amendment)

      21.1 Subsidiaries of Registrant (incorporated herein by reference from Exhibit 21.1 to the Registrant's Form 8-K/A, Amendment No. 1, filed with the SEC on June 3, 2005)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  June 22, 2005                 LIGHTEN UP ENTERPRISES INTERNATIONAL, INC.


                                      By: /s/ Isaac Cohen
                                          ---------------------------------
                                           Isaac Cohen
                                           Chief Executive Officer and President

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
TABLE OF CONTENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------



                                                                    PAGE
                                                                    ----
REPORT OF INDEPENDENT REGISTERED
  PUBLIC ACCOUNTING FIRM                                             1

FINANCIAL STATEMENTS:
  Balance Sheets                                                     2
  Statements of Operations                                           3
  Statements of Stockholders' Deficit                                4
  Statements of Cash Flows                                           5
  Notes to Financial Statements                                     6-20

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



Board of Directors
BioNovo, Inc.
Emeryville, California

We have audited the accompanying balance sheets of BioNovo, Inc. (a Development Stage Company) as of December 31, 2004 and 2003, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and from inception, February 1, 2002, through December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioNovo, Inc. as of December 31, 2004 and 2003, and from inception, February 1, 2002, through December 31, 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


/s/ Stonefield Josephson, Inc.

CERTIFIED PUBLIC ACCOUNTANTS

San Francisco, California
April 8, 2005

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                    December 31,    December 31,
                                                        2004            2003
                                                    ------------    ------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                           $ 196,013       $  73,867
  Due from officers                                       1,796              --
  Prepaid expenses and other current assets                  --          15,156
                                                      ---------       ---------

         Total current assets                           197,809          89,023

PROPERTY AND EQUIPMENT,
  net of accumulated depreciation                         9,859           2,795

OTHER ASSETS:
  Deferred loan costs
     net of accumulated amortization                     65,551              --
  Patent costs                                           11,264              --
                                                      ---------       ---------

                                                      $ 284,483       $  91,818
                                                      =========       =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued expenses               $ 163,613       $      --
  Accrued pension payable                                52,000              --
  Deferred revenue                                       15,000          15,000
  Convertible notes payable                             500,000              --
                                                      ---------       ---------

         Total current liabilities                      730,613          15,000
                                                      ---------       ---------

DEFERRED REVENUE                                        117,500         132,500
                                                      ---------       ---------

STOCKHOLDERS' DEFICIT:
  Common stock, $0.001 par value:
     Authorized shares - 24,000,000 issued
      and outstanding common shares - 20,400,000
                                                         20,400          20,400
  Additional paid-in capital                              9,600         (20,400)
  Accumulated deficit                                  (593,630)        (55,682)
                                                      ---------       ---------

          Total stockholders' deficit                  (563,630)        (55,682)
                                                      ---------       ---------

                                                      $ 284,483       $  91,818
                                                      =========       =========



The accompanying notes form an integral part of these financial statements.    2

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                            Accumulated from
                                                   Year Ended            Year Ended         February 1, 2002
                                                  December 31,          December 31,     (Date of Inception) to
                                                      2004                  2003            December 31, 2004
                                                  ------------          ------------     ----------------------

REVENUE                                           $     45,240          $      2,500          $     47,740
                                                  ------------          ------------          ------------

OPERATING EXPENSES:
  Research and development                             275,600                22,179               297,779
  General and administrative                           277,433                35,203               312,636
  Sales and marketing                                      500                    --                   500
                                                  ------------          ------------          ------------

         Total operating expenses                      553,533                57,382               610,915
                                                  ------------          ------------          ------------

LOSS FROM OPERATIONS                                  (508,293)              (54,882)             (563,175)

OTHER INCOME (EXPENSE):
  Interest expense, net of $495
  in 2004, and $0 in 2003 of
  interest income                                      (28,855)                   --               (28,855)
                                                  ------------          ------------          ------------

LOSS BEFORE INCOME
 TAXES                                                (537,148)              (54,882)             (592,030)

PROVISION FOR INCOME TAXES                                (800)                 (800)               (1,600)
                                                  ------------          ------------          ------------

NET LOSS                                          $   (537,948)         $    (55,682)         $   (593,630)
                                                  ============          ============          ============

NET LOSS PER SHARE                                $     (0.264)         $     (0.003)         $     (0.291)
                                                  ============          ============          ============

WEIGHTED AVERAGE SHARES OUTSTANDING                 20,400,000            20,400,000            20,400,000
                                                  ============          ============          ============



The accompanying notes form an integral part of these financial statements.    3

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' DEFICIT
INCEPTION THROUGH DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                                Common Stock                                 Accumulated
                                       ----------------------------        Additional       Deficit During
                                        Number of                           Paid-In          Development
                                         Shares            Amount           Capital             Stage              Total
                                       ----------        ----------        ----------         ----------         ----------

BALANCE AT INCEPTION -                         --        $       --        $       --         $       --         $       --
  (February 1, 2002)

ISSUANCE OF COMMON STOCK
  RESTATED FOR RECAPITALIZATION
  ON JUNE 17, 2004                     20,400,000            20,400           (20,400)                --                 --
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2002             20,400,000            20,400           (20,400)                --                 --

NET LOSS                                                                                         (55,682)           (55,682)
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2003             20,400,000            20,400           (20,400)           (55,682)           (55,682)

NONCASH COMPENSATION
  EXPENSE FOR OPTIONS ISSUED                   --                --            30,000                 --             30,000

NET LOSS                                                                                        (537,948)          (537,948)
                                       ----------        ----------        ----------         ----------         ----------

BALANCE, December 31, 2004             20,400,000        $   20,400        $    9,600         $ (593,630)        $ (563,630)
                                       ==========        ==========        ==========         ==========         ==========



The accompanying notes form an integral part of these financial statements.    4

BIONOVO, INC.
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                       Accumulated from
                                                                   Year Ended         Year Ended       February 1, 2002
                                                                  December 31,       December 31,   (Date of Inception) to
                                                                      2004               2003         December 31, 2004
                                                                  ------------       ------------   ----------------------

CASH FLOWS PROVIDED BY (USED FOR) OPERATING
 ACTIVITIES:

 Net loss                                                           $(537,948)         $ (55,682)         $(593,630)
                                                                    ---------          ---------          ---------

 ADJUSTMENTS TO RECONCILE NET LOSS
  TO NET CASH PROVIDED BY (USED FOR)
  OPERATING ACTIVITIES:
    Depreciation                                                        1,821              3,090              4,911
    Amortization of note discount                                      21,850                 --             21,850
    Noncash compensation expense for options issued                    30,000                                30,000

 CHANGES IN ASSETS AND LIABILITIES:
  (INCREASE) DECREASE IN ASSETS:
    Prepaid expenses                                                   15,156            (15,156)                --

  INCREASE (DECREASE) IN LIABILITIES:
    Accounts payable and accrued expenses                             163,613                 --            163,613
    Deferred tax liability                                            (15,000)           147,500            132,500
    Accrued pension payable                                            52,000                 --             52,000
                                                                    ---------          ---------          ---------

    Total adjustments                                                 269,440            135,434            404,874
                                                                    ---------          ---------          ---------

    Net cash provided by (used for) operating activities             (268,508)            79,752           (188,756)
                                                                    ---------          ---------          ---------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Acquisition of intangible assets                                    (11,264)                --            (11,264)
  Acquisition of fixed assets                                          (8,885)            (5,885)           (14,770)
  Advance to officers                                                  (1,796)                --             (1,796)
                                                                    ---------          ---------          ---------

    Net cash used for investing activities                            (21,945)            (5,885)           (27,830)
                                                                    ---------          ---------          ---------

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Proceeds from convertible notes payable                             500,000                 --            500,000
  Payments for financing costs for convertible notes                  (87,401)                --            (87,401)
                                                                    ---------          ---------          ---------

    Net cash provided by financing activities                         412,599                 --            412,599
                                                                    ---------          ---------          ---------

NET INCREASE IN CASH                                                  122,146             73,867            196,013

CASH, beginning of year                                                73,867                 --                 --
                                                                    ---------          ---------          ---------

CASH, end of year                                                   $ 196,013          $  73,867          $ 196,013
                                                                    =========          =========          =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

  Interest paid                                                     $      --          $      --          $      --
                                                                    =========          =========          =========

  Income taxes paid                                                 $     800          $     800          $   1,600
                                                                    =========          =========          =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING
 INVESTING ACTIVITIES-
    Noncash compensation expense for options issued                 $  30,000          $      --          $  30,000
                                                                    =========          =========          =========



The accompanying notes form an integral part of these financial statements.    5

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         FORMATION AND BUSINESS OF THE COMPANY:

                  BioNovo, Inc., (the "Company") was incorporated in California on February 2, 2002. A new company was formed and incorporated in Delaware on March 3, 2004, and was merged and recapitalized with the California corporation.

                  The Company is a drug discovery and development company focusing on cancer and women's health, primarily using select plant extracts to screen against well understood therapeutic targets. The Company has a unique developmental pathway that leverages understanding of modern drug discovery with experience in clinical development.

         DEVELOPMENT STAGE COMPANY:

                  The Company has not generated any significant revenue since inception. The accompanying financial statement has, therefore, been prepared using the accounting formats prescribed for a development stage enterprise (DSE). Although the Company has recognized some revenue, the Company still believes it is devoting substantial efforts on developing the business and, therefore, still qualifies as a DSE.

         USE OF ESTIMATES:

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from those estimates.

         FAIR VALUE OF FINANCIAL INSTRUMENTS:

                  The carrying amount of cash equivalents, accounts receivable, accounts payable, and notes payable approximates their fair value either due to the short duration to maturity or a comparison to market interest rates for similar instruments.

         CASH:

                  CASH EQUIVALENTS

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of purchase to be cash equivalents. The Company maintains the majority of its cash and cash equivalents at two major banks.

                  CASH CONCENTRATION

                  The Company maintains its cash in bank accounts, which at times may exceed federally insured limits. The Company has not experienced any losses on such accounts.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         PROPERTY AND EQUIPMENT:

                  Fixed assets are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which generally range from three to five years.

         IMPAIRMENT OF LONG-LIVED ASSETS:

                  The Company assesses the impairment of its long-lived assets periodically in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") 144, "Accounting for the Impairment and Disposal of Long-Lived Assets". Whenever events or changes in circumstances indicate that the carrying amounts of long-lived assets may not be recoverable, the Company will compare undiscounted net cash flows estimated to be generated by those assets to the carrying amount of those assets. When these undiscounted cash flows are less than the carrying amounts of the assets, the Company will record impairment losses to write the asset down to fair value, measured by the discounted estimated net future cash flows expected to be generated from the assets. To date there has been no impairment.

         DEFERRED LOAN COSTS:

                  Deferred loan costs relate to the direct costs related to obtaining debt financing for the Company and will be amortized over the life of the debt using the effective interest method of accounting.

         PATENT COSTS:

                  Intangible assets consist of patent licensing costs to date. If the patents are awarded, the costs will be amortized over the term of the patents. If the patents are not awarded, the costs related to those patents will be expensed in the period that determination is made.

         INCOME TAXES:

                  Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

         DEFERRED REVENUE:

                  Deferred   revenue  consists  of  upfront  fees  received  for
                  technology licensing that have not yet been recognized or earned.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         CONVERTIBLE NOTES PAYABLE:

                  In January 2001, the Financial Accounting Standards Board Emerging Issues Task Force issued EITF 00-27 effective for convertible debt instruments issued after November 16, 2000. This pronouncement requires the use of the intrinsic value method for recognition of the detachable and imbedded equity features included with indebtedness and requires amortization of the amount associated with the convertibility feature over the life of the debt instrument rather than the period for which the instrument becomes convertible.

         STOCK-BASED COMPENSATION:

                  The Company accounts for stock-based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation". Under APB No. 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the market value of the Company's shares over the employee's exercise price. When the exercise price of the option is less than the fair value price of the underlying shares on the grant date, deferred stock compensation is recognized and amortized to expense in accordance with Financial Accounting Standards Board ("FASB") Interpretation No. 44 over the vesting period of the individual options.

                  Accordingly, if the exercise price of the Company's employee options equals or exceeds the market price of the underlying shares on the date of grant, no compensation expense is recognized. Options or shares awards issued to nonemployees are valued using the Black-Scholes pricing model and expensed over the period services are provided.

                  In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure", which amends SFAS No. 123, "Accounting for Stock-Based Compensation", to provide alternative methods of transition for a voluntary change to the fair value-based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 expands the disclosure requirements of SFAS No. 123 to require more prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition provisions of SFAS No. 148 are effective for fiscal years ended after December 15, 2002. The transition provisions do not currently have an impact on the Company's financial position and results of operations as the Company has not elected to adopt the fair value-based method of accounting for stock-based employee compensation under SFAS NO. 123. The disclosure provisions of SFAS No. 148 are effective for financial statements for interim periods beginning after December 15, 2002. The Company adopted the disclosure requirements in the first quarter of fiscal year 2003.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         STOCK-BASED COMPENSATION (CONTINUED):

                  The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 123, Accounting for Stock-Based Compensation, to Stock-Based Employee Compensation.

                                                                Years Ended December 31,
                                                               -------------------------
                                                                 2004            2003
                                                               ---------       ---------

                  Net income (loss) available as reported      $(537,948)      $ (54,882)
                  Compensation recognized under APB 25            30,000              --
                  Compensation recognized under SFAS 123        (100,000)             --
                                                               ---------       ---------

                  Pro-forma net income (loss) available        $(607,948)      $ (54,882)
                                                               =========       =========
                  Loss per share, as reported                  $ (0.0264)      $  (0.003)
                                                               =========       =========
                  Loss per share, pro-forma                    $ (0.0298)      $  (0.003)
                                                               =========       =========

                  For grants in 2004, the following assumptions were used: (i) no expected dividends; (ii) a risk-free interest rate ranging from 3.5% to 5.5% during the year ended December 31, 2004,
                  (iii) expected volatility 0.0%, and (iv) an expected life of the stated life of the option for options granted in 2004. The fair value was determined using the Black-Scholes option-pricing model.

                  The estimated fair value of grants of stock options and warrants to nonemployees of the Company is charged to expense, if applicable, in the financial statements. These options vest in the same manner as the employee options granted under each of the option plans as described above.

         REVENUE RECOGNITION:

                  Revenue is generated from collaborative research and development arrangements, technology licenses, and government grants. To date only revenue from technology licenses has been received.

                  Revenue is recognized when the four basic criteria of revenue recognition are met: (i) a contractual agreement exists; (ii) transfer of technology has been completed or services have been rendered; (iii) the fee is fixed or determinable, and
                  (iv) collectibility is reasonably assured.

                  Technology license agreements are for a term of ten years and consist of nonrefundable upfront license fees and royalty payments. In accordance with Staff Accounting Bulletin 104, nonrefundable upfront license fees are recognized over the license term using the straight-line method of accounting when the technology is transferred or accessed, provided that the technology transferred or accessed is not dependent on the outcome of the Company's continuing research and development efforts.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(1)      BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

         RESEARCH AND DEVELOPMENT:

                  Research and development expenses include internal and external costs. Internal costs include salaries and employment related expenses and allocated facility costs. External expenses consist of costs associated with outsourced clinical research organization activities, sponsored research studies, product registration, and investigator sponsored trials. In accordance with SFAS No. 2, "ACCOUNTING FOR RESEARCH DEVELOPMENT COSTS", all such costs are charged to expense as incurred.

(2)      RECENT ACCOUNTING PRONOUNCEMENTS:

         In December 2004, the Financial Accounting standards Board ("FASB") issued SFAS No. 123(R), "Share-Based Payment". SFAS No. 123(R) addresses accounting for share-based payments to employees, including grants of employee stock options. Under the new standard, companies will no longer be able to account for share-based compensation transactions using the intrinsic method in accordance with Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees". Instead, companies will be required to account for such transactions using a fair-value method and recognize the expense in the statement of income. SFAS No. 123(R) will be effective for periods beginning after June 15, 2005, and allows, but does not require, companies to restate the full fiscal year of 2005 to reflect the impact of expensing share-based payment under SFAS No. 123(R). The Company has not yet determined which fair-value method and transitional provision it will follow. However, it expects that the adoption of SFAS No. 123(R) will have a significant impact on its results of operations. The Company does not expect the adoption of SFAS No. 123(R) will impact its overall financial position. There was no impact on net income and net income per share from calculating stock-based compensation costs under the fair value alternative of SFAS No. 123. However, the calculation of compensation cost for share-based payment transactions after the effective date of SFAS 123(R) will be different from the calculation of compensation cost under SFAS No. 123, but such differences have not yet been quantified.

         In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions - an Amendment of FASB Statements No. 66 and 67" ("SFAS No. 152"). This Statement amends FASB Statement No. 66, "Accounting for Sales of Real Estate", to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, "Accounting for Real Estate Time-Sharing Transactions". This Statement also amends FASB Statement No. 67, "Accounting for Costs and Initial Rental Operations of Real Estate Projects", to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects do not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company has evaluated the impact of the adoption of SFAS No. 152 and does not believe the impact will be significant to the Company's overall results of operations or financial position, as the Company does not engage in these sorts of transactions.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets", an amendment of AOB Opinion No. 29. This statement was the result of a joint effort by the FASB and the International Accounting Standards Board ("IASB") to improve financial reporting by eliminating certain narrow differences between their existing standards. One such difference was the exception from fair value measurement in AOB Opinion No. 29, "Accounting for Nonmonetary Transactions", for nonmonetary exchanges of similar productive assets. SFAS No. 153 replaces this exception with a general exception from fair value measurement for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement shall be applied prospectively and is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not believe that the adoption of SFAS No. 153 will have a material effect on its financial statements.

         In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 42, Chapter 4". The amendments made by Statement No. 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has evaluated the impact of the adoption of SFAS No. 151 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

         In March 2004, the Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF No. 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application To Certain Investments". The consensus clarified the meaning of other-than-temporary impairment and its application to debt and equity investments accounted for under SFAS No. 115 and other investments accounted for under the cost method. The recognition and measurement guidance for which the consensus was reached in March 2004 is to be applied to other-than-temporary impairment evaluations in reporting periods beginning after June 15, 2004. In September 2004, the FASB issued a final FASB Staff Position that delays the effective date for the measurement and recognition guidance for all investments within the scope of EITF No 03-01. The consensus reached in March 2004 also provided for certain disclosure requirements associated with cost method investments that were effective for fiscal years ending after June 15, 2004. The Company will evaluate the effect of adopting the recognition and measurement guidance when the final consensus is reached.

         In December 2003, the FASB issued Statement of Financial Accounting Standards (FAS) No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits". This standard replaces FAS-132 of the same title, which was previously issued in February 1998. The revised FAS-132 was issued in response to concerns expressed by

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         financial statement users about their need for more transparency of pension information. The revised standard increases the existing GAAP disclosures for defined benefit pension plans and other defined benefit postretirement plans. However, it does not change the measurement or recognition of those plans as required under FAS-87, "Employers' Accounting for Pensions", FAS-88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits", and FAS-106, "Employers' Accounting for Postretirement Benefits Other Than Pensions". Specifically, the revised standard requires companies to provide additional disclosures about pension plan assets, benefit obligations, cash flows, and benefit costs of defined benefit pension plans and other defined benefit postretirement plans. Also, for the first time, companies are required to provide a breakdown of plan assets by category, such as debt, equity, and real estate, and to provide certain expected rates of return and target allocation percentages for these asset categories. The revised FAS-132 is effective for financial statements with fiscal years ending after December 15, 2003, and for interim periods beginning after December 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In December 2003, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition". SAB No. 104 supersedes SAB No. 101, "Revenue Recognition in Financial Statements". SAB 104's primary purpose is to rescind accounting guidance contained in SAB No. 101 related to multiple element revenue arrangements, superseded as a result of the issuance of EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". Additionally, SAB No. 104 rescinds the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers ("the FAQ") issued with SAB No. 101 that had been codified in SEC Topic 13, Revenue Recognition. Selected portions of the FAQ have been incorporated into SAB No. 104. While the wording of SAB No. 104 has changed to reflect the issuance of EITF 00-21, the revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, which was effective upon issuance. The adoption of SAB No. 104 did not impact the financial statements.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial  Instruments  with  Characteristics  of both  Liabilities and
         Equity". SFAS No. 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that issuers classify a financial instrument that is within its scope as a liability (or an asset in some circumstances). With certain exceptions, this Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting of derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This Statement is effective for contracts entered into or modified after June 30, 2003, except for certain hedging

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(2)      RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED):

         relationships designated after June 30, 2003. The adoption of this Statement did not have a material impact on the Company's financial position, results of operations, or cash flows.

         In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46 (revised December 2003 by FIN 46R), CONSOLIDATION OF VARIABLE INTEREST ENTITIES, which addresses how a business enterprise should evaluate whether it has a controlling financial interest in an entity through means other than voting rights and, accordingly, should consolidate the entity. The Company will be required to apply FIN 46R to variable interests in variable interest entities ("VIEs") created after December 31, 2004. For variable interests in VIEs that must be consolidated under FIN 46R that were created before January 1, 2004, the assets, liabilities, and noncontrolling interests of the VIE initially would be measured at their carrying amounts with any difference between the net amount added to the balance sheet and any previously recognized interest being recognized as the cumulative effect of an accounting change. If determining the carrying amounts is not practicable, fair value at the date FIN 46R first applies may be used to measure the assets, liability, and noncontrolling interest of the VIE. The Company believes the adoption of FIN 46R will not have a material impact to its financial position, results of operations, or cash flows as the Company does not have any VIEs.

(3)      MAJOR CUSTOMERS:

         During the year ended December 31, 2003, one nonrelated customer accounted for 100% of the revenue. There were no major customers for December 31, 2004.

(4)      PROPERTY AND EQUIPMENT:

         A summary is as follows:

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------

         Furniture and fixtures                       $14,770          $ 5,884
         Less accumulated depreciation                 (4,911)          (3,089)
                                                      -------          -------

                                                      $ 9,859          $ 2,795
                                                      =======          =======

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(5)      DEFERRED LOAN COSTS:

         A summary is as follows:

                                                   December 31,     December 31,
                                                       2004             2003
                                                   ------------     ------------

         Loan Costs                                  $ 87,401         $     --
         Less accumulated amortization                (21,850)              --
                                                     --------         --------

                                                     $ 65,551         $     --
                                                     ========         ========


(6)      PENSION PLAN:

         During the year ended December 31, 2004, the Company has adopted a simplified Employee Pension Program where the Company, on a discretionary basis, can contribute up 25% of eligible participant salaries up to an annual maximum in accordance with IRS regulations. The Company made a $ 52,000 contribution for the year ending December 31, 2004.

(7)      CONVERTIBLE NOTES PAYABLE:

         The Company issued $500,000 of convertible notes payable on September 30, 2004. The notes are secured and bear interest at 6% per annum. Principal and interest are due on September 30, 2005. The notes are convertible into common stock at a conversion price equal to $0.4315 per share ($0.3596 post split price) of stock at the option of the holder prior to the due date. There are registration rights attached to the underlying shares of the convertible feature. It has been determined that there is no beneficial element of the conversion feature after the allocation of the warrants, discussed below, as set forth in EITF 00-27, as the conversion feature approximates the fair value of the shares on the date they were issued.

         Additionally, the note holders received 463,436 warrants (556,123 post split warrants) to purchase common stock in connection with the issuance of convertible notes. The warrants are exercisable at $0.6473 ($0.5394 post split) per share of stock and are for a term of five years. The fair value attributable to these warrants was $0 as of September 30, 2004. The fair value was determined using Black-Scholes option-pricing method, a 3.50% risk-free interest rate, and .0% expected volatility for a nonpublic company.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(8)      INCOME TAXES:

         The provision for income taxes consists of the following:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------
                  Current:
                    Federal                                        $      --           $      --
                    State                                               (800)               (800)

                  Deferred taxes                                          --                  --
                                                                   ---------           ---------

                  Income tax provision                             $    (800)          $    (800)
                                                                   =========           =========

         The difference between the provision for income taxes and the U.S. statutory income tax rate of 34% is as follows:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------

                  Tax benefit computed at 34%                      $(182,900)          $ (18,900)
                  Permanent tax difference on option
                    accounting                                        10,000                  --
                  Valuation allowance against net
                    operating losses                                 173,700              19,700
                                                                   ---------           ---------

                  Income tax expense                               $     800           $     800
                                                                   =========           =========

         Deferred income tax assets (liabilities) on the balance sheet are as follows:

                                                                 December 31,        December 31,
                                                                     2004                2003
                                                                 ------------        ------------
                  Net current deferred tax assets-
                    Net operating losses                           $ 193,400           $  19,700

                    Valuation allowance                             (193,400)            (19,700)
                                                                   ---------           ---------

                    Net deferred tax assets (liabilities)          $      --           $      --
                                                                   =========           =========

         During the year ending December 31, 2004, the Company increased its valuation allowance $173,700 against deferred income taxes. The valuation allowance reduces deferred tax assets to an amount that represents management's best estimates of the amount of such deferred income taxes, that more likely than not, will be realized. Realization of the deferred tax assets is dependent on sufficient future taxable income during the period that temporary differences and carryforwards are expected to be available to reduce taxable income.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(8)      INCOME TAXES (CONTINUED):

         At December 31, 2004, the Company had approximately $600,000 of net operating losses (NOL) carryforwards to offset against future income. If 50% or more of ownership of the Company changes hands in the future, the NOL may be subject to limitation on how much of the NOL could be utilized in any given year. The NOL will expire in the year 2023 for federal purposes.

(9)      STOCKHOLDERS' DEFICIT:

         COMMON STOCK:

                  The Company was  incorporated  in the State of  California  on
                  February 1, 2002. The Company was originally authorized to issue 25,000 shares of stock. On March 3, 2004, a new corporation was incorporated in Delaware with a par value of $ .001 per share with 20,000,000 shares authorized. On June 17, 2004, the two corporations were merged in a tax-free reorganization with the Delaware corporation being the surviving entity. This was treated as a recapitalization for financial statement purposes. Accordingly, the outstanding stock from inception is shown at the recapitalized amounts.

                  On March 4, 2005, the Company increased its authorized stock to 25,000,000, effective with the increase in authorized stock the Company also declared a 1.2 stock split. Accordingly these financial statements retrospectively reflect these changes.

                  Holders of the common stock are entitled to one vote per share. The majority shareholders (97%) are subject to the Company's right of first refusal should any stockholders decide to sell shares unless a public market exists for the Company's common stock, the Company is dissolved, or more than 65% of the outstanding stock is sold.

         STOCK OPTIONS:

                  In 2004 the Company adopted the Stock Option Plan (the Plan) and reserved 3,000,000 shares of common stock for issuance under the Plan.

                  Under the Plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value at the date of the grant as determined by the Board of Directors. Nonstatutory options (options that do not qualify as incentive options) may be granted to employees and consultants at prices no lower that 85% of fair market value at the date of grant as determined by the Board of Directors. In addition, incentive or nonstatutory options may be granted to persons owning more than 10% of the voting power of all classes of stock at prices no lower than 110% of the fair market value at the date of grant as determined by options (no longer than ten years from the date of the grant, five years in certain instances). Options granted generally vest at a rate between 25% to 50% per year.

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)      STOCKHOLDERS' DEFICIT (CONTINUED):

         STOCK OPTIONS (CONTINUED):

                  Activity under the plan is as follows:

                                                                                       Weighted
                                                    Shares                              Average
                                                   Available          Number           Exercise        Aggregate
                                                   For Grant         of Shares           Price           Price
                                                   ----------        ----------       ----------       ----------

                         Plan Instituted            3,000,000                --               --               --
                         Options Granted           (1,833,012)        1,833,012       $    .4833          885,956
                         Options Exercised                 --                --               --               --
                         Options Expired                   --                --               --               --
                                                   ----------        ----------       ----------       ----------

                         Balance at
                           December 31, 2004        1,166,988         1,833,012       $    .4833       $  885,956
                                                   ==========        ==========       ==========       ==========

                  During the year ended December 31, 2004, the Company issued 1,173,012 options to purchase common stock to its employees and directors. The fair value of these options was $0 upon issuance.

                  During the years ended December 31, 2004, the Company issued 660,000 options to purchase common stock for services rendered by nonemployees. The fair value of these options was $0 upon issuance.

                  The fair value of nonemployee options issued was determined using the Black-Scholes method based on assumed volatility of 0.0%, an option life equal to ten years, a risk-free interest rate of 5.5% based on the grant date and the term of the option and assuming no dividends.


                  Total options under the Plan at December 31, 2004, comprised the following:

                                                                                      Weighted
                                                                    Number             Average            Number
                                                    Option        Outstanding         Remaining        Exercisable
                                                   Exercise          as of           Contractual          as of
                                                     Price         12/31/04         Life (Years)         12/31/04
                                                   --------       -----------       ------------       --------------

                                                    $ .292         1,173,012            9.50                752,254
                                                      .833           660,000            9.33                165,000
                                                                   ---------                              ---------

                                                                   1,833,012                                917,254
                                                                   =========                              =========

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(9)      STOCKHOLDERS' DEFICIT (CONTINUED):

         STOCK OPTIONS (CONTINUED):

                  In addition, the Company issued 103,212 options during the year ended December 31, 2004, to a former employee in a nonplan option grant. The fair value is computed on the date of the grant using the intrinsic value method in accordance with APB Opinion No. 25, "Accounting for Stock Issued to Employees"; $30,000 was recorded as a result of this computation.

         WARRANTS:

                  The following warrants are each exercisable into shares of common stock:

                                                                       Average
                                                                       Weighted
                                                        Number of      Exercise      Aggregate
                                                          Shares        Price          Price
                                                        ---------      --------      ---------

                     Balance at December 31, 2003             --       $    --       $     --
                     Warrants Granted                    556,123        .53941        299,982
                     Warrants Exercised                       --            --             --
                     Warrants Canceled                        --            --             --
                     Warrants Expired                         --            --             --
                                                        --------       -------       --------

                     Balance at December 31, 2004        556,123       $.53941       $299,982
                                                        ========       =======       ========

                  All warrants issued during the year were issued in conjunction with convertible debt issuance (see Note 7), and all warrants will expire during the fiscal year ending December 31, 2005.

         SHARES RESERVED FOR FUTURE ISSUANCE:

                  The Company has reserved shares of common stock for future issuance at December 31, 2004:

                     Stock Option Plan                  1,833,012
                     Stock Option Outside of Plan         103,212
                     Stock Warrants                       556,123
                                                        ---------

                     Total                              2,492,347
                                                        =========

BIONOVO, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003
--------------------------------------------------------------------------------

(10)     LICENSE AGREEMENT:

         In 2003, the Company entered into a licensing and technology transfer agreement with a Taiwan biotech corporation wherein the rights to certain technology restricted to a certain geographic region were transferred to the Taiwan corporation for a period of 10 years, which will automatically renew for periods of 3 years, unless a 12-month written notice is given by either party to the agreement. The license agreement was for a one-time fee of $150,000 and future royalties based on 10% of future sales. Additional fees may be earned by the Company in the future for additional clinical work.

(11)     CONTINGENCIES AND COMMITMENTS:

         The Company entered into a consulting agreement with Duncan Capital, LLC to provide certain financial consulting services. The agreement provides that Duncan Capital, LLC is to receive compensation in the form of a cash fee of $100,000 plus warrants exercisable at a price of $0.010 equal to 3.675% of the fully-diluted capital stock of the Company after a successful reverse merger. In addition, Duncan Capital, LLC will receive compensation of warrants exercisable at $0.6473 per share of stock in an amount equal to 10% of the aggregate number of fully- diluted shares of common stock converted by the convertible note payable holders. The term of the warrants will be for five years. Duncan Capital, LLC will receive 10% of the aggregate number of fully-diluted shares of common stock for any debt financing that it arranges. The strike price of the warrants will be equal to the strike price negotiated with the debt holders.

(12)     SUBSEQUENT EVENTS:

         During March 2005, the Company increased the shares available under the Stock Option Plan from 3,000,000 shares to 3,600,000.

         During April 2005, the Company closed a private placement memorandum wherein approximately $8,095,500 was raised for approximately 16,191,000 shares of common stock and approximately 4,047,500 warrants to purchase shares of common stock to investors and 3,688,730 warrants to others.

         On April 6, 2005, the Company completed a reverse merger with Lighten Up Enterprises International, Inc., a public company, whereby a newly-created, wholly-owned subsidiary of the public company merged with and into the Company in a tax free exchange, with the Company surviving. Following the reverse merger, the Company is a wholly-owned subsidiary of the public company. The stock of the public company continues to be quoted on the OTC Bulletin Board under the symbol LTUP.OB. The stockholders of the Company received stock of the public company representing approximately 90.4% of the common stock outstanding immediately after the reverse merger.

         Also, during April 2005, the convertible debt holders elected to convert $450,000 of the convertible debt to common stock pursuant to the terms of the note.

         Subsequent to year end, the Company executed an agreement with a university to conduct clinical coordinating services as part of a clinical trial of certain of its drugs. The cost of the service is approximately $800,000.

LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet aggregates the balance sheet of Lighten Up Enterprises International, Inc. as of December 31, 2004, and the balance sheet of Bionovo, Inc., a Delaware corporation as of December 31, 2004. The following unaudited pro forma condensed combined statement of operations aggregates the statement of operations of Lighten Up Enterprises International for the year ended December 31, 2004, and the statement of operations of Bionovo for the year ended December 31, 2004. The following unaudited pro forma condensed combined balance sheet and statement of operations were prepared giving effect to a transaction completed on April 6, 2005, wherein a subsidiary of Lighten Up Enterprises International, Inc., LTUP Acquisition Corp., merged with and into Bionovo, Inc., with Bionovo surviving.

On April 6, 2005, we completed a so-called "reverse merger" transaction, in which we caused LTUP Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Bionovo, Inc., a Delaware corporation. Bionovo is a drug discovery and development company focusing on cancer and women's health. As a result of the merger, Bionovo became our wholly-owned subsidiary, with Bionovo's former security holders acquiring a majority of the outstanding shares of our common stock, par value $0.0001 per share. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated April 6, 2005 (the "Merger Agreement").

Immediately prior to the closing of the reverse merger, Bionovo completed the closing of a private offering of Units comprised of its common stock and warrants to purchase its common stock to new investors. Bionovo received gross proceeds of $8,095,500 at the closing of the private offering.

Under the Merger Agreement, at closing, we issued 37,842,448 shares of our common stock to the former security holders of Bionovo, representing approximately 90.4% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo, subject to appraisal rights of former Bionovo stockholders. In addition, all warrants issued by Bionovo to purchase shares of Bionovo common stock outstanding immediately prior to the merger were amended to become warrants to purchase common stock of Lighten Up Enterprises International on the same terms and conditions as those warrants issued by Bionovo, including the number of shares issuable upon the exercise of the warrants. Immediately prior to the closing of the merger, all outstanding Bionovo warrants were exercisable for 6,445,394 shares of Bionovo common stock, which included the warrants issued in Bionovo's private offering. At the closing of the merger, these warrants were amended to become warrants to purchase the same number of shares of Lighten Up Enterprises International common stock. Further, all stock options issued by Bionovo under its Stock Incentive Plan or otherwise to purchase shares of Bionovo common stock outstanding immediately prior to the merger were amended to become stock options to purchase common stock of Lighten Up Enterprises International on the same terms and conditions as those stock options issued by Bionovo, including the number of shares issuable upon the exercise of such stock options. Immediately prior to the closing of the merger, all outstanding Bionovo stock options were exercisable for 1,884,465 shares of Bionovo common stock. At the closing of the merger, these stock options were amended to become stock options to purchase the same number of shares of Lighten Up Enterprises International common stock. We did not have any stock options outstanding as of immediately prior to the closing of the merger.

The following pro forma condensed balance sheet and statement of operations uses the assumptions as described in the notes and the historical financial information available at December 31, 2004. The financial statements of both Lighten Up Enterprises International and Bionovo at December 31, 2004 are audited.

The unaudited pro forma condensed combined balance sheet and statement of income should be read in conjunction with the separate financial statements and related notes thereto of Lighten Up Enterprises International and Bionovo. The unaudited pro forma condensed combined balance sheet and statement of operations are not necessarily indicative of the condensed combined balance sheet and statement of operations which might have existed for the periods indicated or the results of operations as they may appear now or in the future.


LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS
As of December 31, 2004
(Unaudited)

                                                   LTUP         Bionovo     ADJUSTMENTS   COMBINED
                                                   ----------------------   -----------   ---------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                               37    $ 196,013           --      196,050
  Due from officers                                       --        1,796           --        1,796
  Prepaid expenses and other current assets               --           --           --           --
                                                   ----------------------    ---------    ---------

         Total current assets                             37      197,809           --      197,846

PROPERTY AND EQUIPMENT,
  net of accumulated depreciation                         --        9,859           --        9,859

OTHER ASSETS:
  Deferred loan costs
     net of accumulated amortization                      --       65,551           --       65,551
  Patent costs                                            --       11,264           --       11,264
                                                   ----------------------    ---------    ---------

                                                   $      37    $ 284,483    $      --    $ 284,520
                                                   ======================    =========    =========

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
   Accounts payable and accrued expenses             131,169    $ 163,613     (131,169)(1)  163,613
   Accrued pension payable                                --       52,000           --       52,000
   Deferred revenue                                       --       15,000           --       15,000
   Convertible notes payable                              --      500,000           --      500,000
                                                   ----------------------    ---------    ---------

         Total current liabilities                   131,169      730,613     (131,169)     730,613
                                                   ----------------------    ---------    ---------

DEFERRED REVENUE                                           0      117,500           --      117,500
                                                   ----------------------                 ---------

LONG TERM LIABILITIES
   Accrued interest - related party                   41,152           --      (41,152)          --
                                                   ----------------------                 ---------

STOCKHOLDERS' DEFICIT:
  Common stock, $0.001 par value:
                                                       2,504       20,400       (2,104)(2)   21,264
  Additional paid-in capital                         221,403        9,600           --      231,003
  Accumulated deficit                               (396,191)    (593,630)          --     (989,821)
                                                   ----------------------    ---------    ---------

          Total stockholders' deficit               (172,284)    (563,630)          --     (735,914)
                                                   ----------------------                 ---------

                                                   $      37    $ 284,483                   284,520
                                                   ======================                 =========

(1)  LTUP related party forgave loans.

(2)  LTUP shareholders surrendered 21,040,000 shares.


SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


Unaudited Pro Forma Condensed Combined Financial Statements of Lighten Up Enterprises International, Inc. and Subsidiaries:

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of Bionovo by the Company using the purchase method of accounting and include the pro forma adjustments described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2004, and combined statements of operations for the year ended December 31, 2004 are based on the historical financial statements of Lighten Up Enterprises International and Bionovo after giving the effect to the acquisition of Bionovo under the purchase method of accounting.


BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements as of December 31, 2004 record the acquisition transaction as if the acquisition had taken place on January 1, 2004. The unaudited pro forma condensed combined balance sheet is presented to give effect to the acquisition as if it occurred on December 31, 2004, and combines the balance sheets of Lighten Up Enterprises International and Bionovo as of that date. The pro forma information does not purport to be indicative of the results that would have been reported if the above transactions had been in effect for the periods presented or which may result in the future.

LIGHTEN UP ENTERPRISES INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2004
(Unaudited)

                                      LTUP           Bionovo        ADJUSTMENTS     COMBINED
                                      --------------------------    -----------    -----------
REVENUE                               $     4,087    $    45,240             --         49,327

COST OF SALES                                  --             --             --             --

GROSS PROFIT                                4,087         45,240             --         49,327
                                      --------------------------    -----------    -----------

OPERATING EXPENSES:
  Research and development                     --        275,600             --        275,600
  General and administrative               31,077        277,433             --        308,510
  Sales and marketing                      39,548            500             --         40,048
                                      --------------------------    -----------    -----------

          Total operating expenses         70,625        553,533             --        624,158
                                      --------------------------                   -----------

LOSS FROM OPERATIONS                      (66,538)      (508,293)            --       (574,831)

OTHER INCOME (EXPENSE):
  Forgiveness of loan payable                                          172,321        171,534
  Interest expense                         (2,061)       (28,855)            --        (30,916)
                                      --------------------------    -----------    -----------

          Total other income               (2,061)       (28,855)       172,321        140,618

LOSS BEFORE INCOME
 TAXES                                    (68,599)      (537,148)            --       (434,213)

PROVISION FOR INCOME TAXES                     --           (800)            --           (800)
                                      --------------------------                   -----------

NET LOSS                              $   (68,599)   $  (537,948)       172,321    $  (435,013)
                                      ==========================    ===========    ===========

NET LOSS PER SHARE                    $     (0.00)   $     (0.03)                  $     (0.02)
                                      ==========================                   ===========

WEIGHTED AVERAGE SHARES OUTSTANDING    25,040,000     20,400,000                    29,040,000
                                      ==========================                   ===========

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


SUMMARY OF TRANSACTION

On April 6, 2005, we completed a so-called "reverse merger" transaction, in which we caused LTUP Acquisition Corp., a Delaware corporation and our newly-created, wholly-owned subsidiary, to be merged with and into Bionovo, Inc., a Delaware corporation. Bionovo is a drug discovery and development company focusing on cancer and women's health. As a result of the merger, Bionovo became our wholly-owned subsidiary, with Bionovo's former security holders acquiring a majority of the outstanding shares of our common stock, par value $0.0001 per share. The reverse merger was consummated under Delaware law and pursuant to an Agreement of Merger and Plan of Reorganization, dated April 6, 2005.

Pursuant to the Merger Agreement, at closing, stockholders of Bionovo received one share of our common stock for each share of Bionovo common stock in the merger. As a result, at closing we issued 37,842,448 shares of our common stock to the former stockholders of Bionovo, representing approximately 90.4% of our outstanding common stock following the merger, in exchange for 100% of the outstanding capital stock of Bionovo. The consideration issued in the merger was determined as a result of arm's-length negotiations between the parties. As of April 6, 2005, our board of directors also approved a change in our certifying accountant. Prior to effecting the change of our certifying accountant, the board of directors determined to retain our current accountants in connection with the preparation of our Form 10-QSB for the quarter ended March 31, 2005.

The shares of our common stock issued to former holders of Bionovo common stock in connection with the merger, including the investors in the Bionovo private offering, and the shares of our common stock issued in our subsequent private offering, were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These shares may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.


PRO FORMA ADJUSTMENTS

The pro forma combined balance sheet as of December 31, 2004 gives effect to the forgiveness of a liability of $131,169, and accrued interest of $41,152, as the related party that provided the loan agreed to forgive the loan and all accrued interest pursuant to the reverse merger.

Additionally, shareholders of 21,040,000 shares surrendered shares to treasury pursuant to the reverse merger.


PRO FORMA NET LOSS PER SHARE

The pro forma basis and dilutive net loss per share are based on the weighted average number of shares of pro forma Lighten Up Enterprises International's common stock as if the shares issued to acquire Bionovo had taken place at the beginning of the year. Dilutive shares are not included in the computation of pro forma dilutive net loss per share as their effect would be anti-dilutive.